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                      Independent Auditors' Consent

The Board of Directors
Mercantile Bancorporation Inc.:

We consent to the inclusion of our report dated January 20, 1999, with respect to the consolidated balance sheets of Mercantile Bancorporation Inc. and subsidiaries as of December 31, 1998, 1997, and 1996, and the related consolidated statements of income, changes in shareholders' equity, Cash flows, and comprehensive income for each of the years in the three-year period ended December 31, 1998, which report appears in the Form 8-K of Firstar Corporation dated May 18, 1999.

KPMG LLP

St. Louis, Missouri
May 18, 1999